                                                                   Exhibit 23.1



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Patterson Energy, Inc.

We are aware that our report dated April 30, 1997 on our review of interim financial information of Patterson Energy, Inc. for the period ended March 31, 1997 and included in the Company's Quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Registration Statements of Patterson Energy, Inc. on Form S-8 (File No. 333-09243) and on Form S-3, as amended (File No. 333-13497).




                                          Coopers & Lybrand L.L.P.



April 30, 1997